UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
 The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2010 (September 10, 2010)

Whitestone REIT
  (Exact name of registrant as specified in charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 827-9595

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2010, Whitestone REIT, a Maryland real estate investment trust (the "Company"), operating through its subsidiary, Whitestone REIT Operating Company IV, LLC, a Texas limited liability company (the "Borrower"), executed a promissory note (the "Promissory Note") in the amount of $1,500,000 (the "New Loan") payable to MidFirst Bank, a federally chartered savings association (the "Lender"), with an applicable interest rate of 6.5% per annum.  Monthly payments of $10,128.11 are due on November 1, 2010 and continue thereafter on the first day of each calendar month until February 1, 2014.  The Promissory Note is secured by a second lien deed of trust on the Borrower's retail facility located at 8680 Fourwinds Drive, Windcrest, Texas 78239 ("Windsor Park"), a first lien deed of trust on the Borrower's office building located at 6245 Brookhill Drive, Houston, Texas 77087 (the "Brookhill Building") and a first lien deed of trust on the Borrower's office building located at 1020 Bay Area Boulevard, Houston, Texas 77058 (the "Zeta Building"). The funds from the Promissory Note will be used for capital improvements to Windsor Park (the "Construction").

The loan documents executed in connection with the Promissory Note (the "Loan Documents") include a Limited Guaranty by the Company and its majority-owned subsidiary, Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership (collectively, the "Guarantors"), of the Promissory Note until the Windsor Park Construction is completed.  Following such event, the Guarantors will remain liable for the deficiency, if any, following a foreclosure of property securing the Promissory Note; provided that upon the occurrence of certain "Full Recourse Events" defined in the Loan Documents the Guarantors' obligations shall convert to a full guarantee of the New Loan.

In connection with the Promissory Note, the Loan Documents also provide for a modification of the Borrower's existing loan with the Lender in the amount of $10,000,000 (the "Existing Loan").  The Loan Documents provide that the promissory note executed in connection with the Existing Loan is modified to be secured, in part, by second liens on the Brookhill and Zeta Buildings, as well as certain other modifications for the purpose of cross collateralizing and cross-defaulting the two loans.  The Existing Loan is also modified by that certain Modification of Promissory Note which provides that payments of $61,773.43 are due on October 1, 2010 and continue thereafter on the first day of each calendar month until February 1, 2014.  Finally, the Loan Documents include a Modification of Limited Guaranty which provides that the Limited Guaranty executed in connection with the Existing Loan is only for the deficiency, if any, following the foreclosure of property securing the Existing Loan; provided that upon the occurrence of certain "Full Recourse Events" defined in the Modification of Limited Guaranty the Company's obligations shall convert to a full guarantee of the Existing Loan.

The forgoing descriptions of the Promissory Note, Modification of Promissory Note, and Limited Guarantee are qualified in their entirety by the full terms and conditions of the Promissory Note, Modification of Promissory Note, and Limited Guarantee, copies of which are furnished herewith as Exhibits 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Promissory Note dated September 10, 2010 between Whitestone REIT Operating Company IV LLC and MidFirst Bank
10.2	Modification of Promissory Note dated September 10, 2010 between Whitestone REIT Operating Company IV LLC and MidFirst Bank
10.3	Limited Guarantee dated September 10, 2010 between Whitestone REIT Operating Company IV LLC and MidFirst Bank

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT (Registrant)
September 16, 2010 (Date)	By: /s/ DAVID K. HOLEMAN Name: David K. Holeman Title: Chief Financial Officer

EXHIBIT INDEX

10.1	Promissory Note dated September 10, 2010 between Whitestone REIT Operating Company IV LLC and MidFirst Bank
10.2	Modification of Promissory Note dated September 10, 2010 between Whitestone REIT Operating Company IV LLC and MidFirst Bank
10.3	Limited Guarantee dated September 10, 2010 between Whitestone REIT Operating Company IV LLC and MidFirst Bank